                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)          May 2, 1997
                                                ----------------------------



                                   HALIS, Inc.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Georgia                               0-16288                  58-1366235
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)      (IRS Employer
of incorporation)                                            Identification No.)


9040 Roswell Road, Suite 470, Atlanta, Georgia                        30350
-------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code       (770) 641-5555
                                                   ----------------------------



                                 Not applicable

-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (A)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

         The following financial statements are filed with this Report:

TG MARKETING SYSTEMS, INC.

Independent Auditors' Report of Habif, Arogeti & Wynne, P.C.
Balance Sheets at December 31, 1996 and March 31, 1997 (unaudited)
Statements of Income for the year ended December 31, 1996 and for the three month periods ended March 31, 1997 and 1996 (unaudited)
Statements of Changes in Stockholders' Equity for the year ended December 31,
         1996 and for the three months ended March 31, 1997 (unaudited) Statements of Cash Flows for the year ended December 31, 1996 and for the three month periods ended March 31, 1997 and 1996 (unaudited)
Notes to Financial Statements

         (B)    PRO FORMA FINANCIAL INFORMATION:

         The following unaudited pro forma condensed financial statements are filed with this Report:

Introduction
Unaudited Pro Forma Condensed Consolidated Balance Sheet - March 31, 1997 UnauditedPro Forma Condensed Consolidated Statements of Operations - year ended
         December 31, 1996 and three month period ended March 31, 1997
Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements

         (C)      EXHIBITS:

         2.1 Agreement and Plan of Merger and Reorganization, dated as of May 2, 1997, among HALIS, Inc., TG Marketing Systems, Inc., TG Marketing Systems Acquisition Co., and Joseph H. Neely (incorporated by reference from the Company's Current Report on Form 8-K dated May 2, 1997).

                   [HABIF, AROGETI & WYNNE, P.C. LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT



To the Stockholder
     TG Marketing Systems, Inc.



We have audited the accompanying balance sheet of TG MARKETING SYSTEMS, INC., as of December 31, 1996, and the related statements of income, changes in stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TG MARKETING SYSTEMS, INC., at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ Habif, Arogeti & Wynne, P.C.

Atlanta, Georgia

June 18, 1997

                           TG MARKETING SYSTEMS, INC.
                                 BALANCE SHEETS

                                     ASSETS

                                                                                        [Unaudited]
                                                             December 31, 1996         March 31, 1997
                                                             -----------------         --------------
Current assets
     Cash                                                         $   7,690                $  59,013
     Customer receivables, less allowance for
         doubtful accounts of $17,661                               156,761                  163,420
     Employee receivables                                               123                    1,655
     Accounts receivable - related party                             29,176                   37,944
                                                                  ---------                ---------

         Total current assets                                       193,750                  262,032
                                                                  ---------                ---------

Property and equipment, at cost

     Equipment                                                      119,940                  132,705
     Furniture and fixtures                                          10,196                   10,196
                                                                  ---------                ---------
                                                                    130,136                  142,901
     Less accumulated depreciation                                  [22,372]                 [29,442]
                                                                  ---------                ---------
                                                                    107,764                  113,459
                                                                  ---------                ---------

Other assets                                                          2,081                    2,081
                                                                  ---------                ---------
                                                                  $ 303,595                $ 377,572
                                                                  =========                =========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities

     Line of credit                                               $  34,140                $     -0-
     Current portion of capital lease obligations                    18,019                   17,883
     Accounts payable and other current liabilities                  34,948                   11,366
                                                                  ---------                ---------

         Total current liabilities                                   87,107                   29,249
                                                                  ---------                ---------

Long-term liabilities
     Capital lease obligations,
         net of current portion                                      28,086                   23,594
                                                                  ---------                ---------

Stockholder's equity
     Common stock, $1 par value,
         1,000 shares authorized; 1,000
         shares issued and outstanding                                1,000                    1,000
         Retained earnings                                          187,402                  323,729
                                                                  ---------                ---------

                                                                    188,402                  324,729
                                                                  ---------                ---------
                                                                  $ 303,595                $ 377,572
                                                                  =========                =========






                  See auditors' report and accompanying notes.

                           TG MARKETING SYSTEMS, INC.
                              STATEMENTS OF INCOME

                                                                         [Unaudited]
                                                                           For the
                                                                      Three Months Ended
                                              For the                      March 31,
                                             Year Ended               --------------------
                                         December 31, 1996            1996         1997
                                         -----------------          --------    ----------
Net revenues

      Services                                 $750,083             $ 157,786    $ 368,827
      Reimbursed expenses                        66,937                30,860       25,515
                                               --------             ---------    ---------

                                                817,020               188,646      394,342
                                               --------             ---------    ---------
Costs and expenses

    Cost of services                            402,600                84,622      148,244
    Selling and marketing                       104,322                33,288       40,184
    General and administrative                  188,036                32,906       66,921
                                               --------             ---------    ---------

                                                694,958               150,816      255,349
                                               --------             ---------    ---------

            Income from operations              122,062                37,830      138,993
                                               --------             ---------    ---------

Other income [expense]

    Other income                                  5,551                 3,227          -0-
    Interest expense                           [  4,092]            [     292]    [  2,666]
                                               --------             ---------     --------

                                                  1,459                 2,935     [  2,666]
                                               --------             ---------     --------

      Net income - Historical                   123,521                40,765      136,327

Pro Forma provision for income taxes             49,000                16,000       55,000
                                               --------             ---------     --------

Pro Forma net income                           $ 74,521             $  24,765     $ 81,327
                                               ========             =========     ========







                  See auditors' report and accompanying notes.

                           TG MARKETING SYSTEMS, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1996
          AND THE THREE MONTH PERIOD ENDED MARCH 31, 1997 [UNAUDITED]

                                                        Common                 Retained
                                                         Stock                 Earnings                  Total
                                                       -------                ---------                  -----
Balances, January 1, 1996                                1,000                 $ 63,881                $ 64,881




Net income                                                 -                    123,521                 123,521
                                                         -----                  -------                --------




Balances, December 31, 1996                              1,000                  187,402                 188,402




Net income - three months ended
     March 31, 1997 [Unaudited]                             -                   136,327                 136,327
                                                         -----                  -------                --------




Balances, March 31, 1997 [Unaudited]                     1,000                 $323,729                $324,729
                                                         =====                 ========                ========






                 See auditors' report and accompanying notes.

                           TG MARKETING SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS

                          Increase [Decrease] in Cash

                                                                                                        [Unaudited]
                                                                                                          For the
                                                                                                    Three Months Ended
                                                                      For the Year Ended                  March 31,
                                                                                                 -----------------------
                                                                       December 31, 1996           1996          1997
                                                                      ------------------         --------      ---------
Cash flows from operating activities

     Net income                                                             $ 123,521            $ 40,765      $ 136,327
                                                                            ---------            --------      ---------
     Adjustments to reconcile net income to net cash
         provided by operating activities
         Depreciation and amortization                                         13,561               2,526          7,070
         Changes in assets and liabilities
              [Increase] in customer receivables                            [ 124,700]           [  1,227]       [ 6,659]
              Decrease [Increase] in employee receivables                       5,195               2,739        [ 1,532]
              Decrease [Increase] in accounts receivable -
                  related party                                                19,442                 -0-        [ 8,768]
              Decrease in prepaid expenses                                      2,800               2,800            -0-
              [Increase] in other assets                                    [   2,003]           [  1,431]           -0-
              [Decrease] in accounts payable and other
                   current liabilities                                      [  21,867]           [ 16,380]       [23,582]
                                                                            ---------            --------      ---------

                  Total adjustments                                         [ 107,572]           [ 10,973]      [ 33,471]
                                                                            ---------            --------      ---------

                      Net cash provided by operating activities                15,949              29,792        102,856
                                                                            ---------           ---------      ---------

Cash flows from investing activities

     Purchases of property and equipment                                    [  35,284]          [   8,264]      [ 12,765]
                                                                            ---------            --------      ---------
Cash flows from financing activities

     Proceeds [Repayment] of line of credit                                    34,140               7,500       [ 34,140]
     Payments of capital leases                                             [   7,115]               -          [  4,628]
     Deposit paid to secure capital lease                                          -            [     863]            -
                                                                            ---------           ---------      ---------

         Net cash provided [used] by financing activities                      27,025               6,637       [ 38,768]
                                                                            ---------           ---------      ---------

              Net increase in cash                                              7,690              28,165         51,323

Cash, beginning of period                                                         -0-                 -0-          7,690
                                                                            ---------           ---------      ---------

              Cash, end of period                                           $   7,690           $  28,165      $  59,013
                                                                            =========           =========      =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the periods for

     Interest                                                               $   4,092           $     292      $   2,666
     Income taxes                                                               8,190               8,190            -0-

During the year ended December 31, 1996, the Company purchased $53,220 of equipment by entering into capital leases.


                 See auditor's report and accompanying notes.

                           TG MARKETING SYSTEMS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996
                         AND MARCH 31, 1997 [UNAUDITED]

A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Nature of Operations:

     TG MARKETING SYSTEMS, INC., a Georgia corporation, provides consulting and programming services and information management software to customers to assist them in the development of marketing systems.

     Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures including the allowance for doubtful accounts, useful lives and recoverability of long term assets. Actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

     Revenue Recognition:

     Revenue consists primarily of consulting and programming services. The Company accounts for such revenue in accordance with the American Institute of Certified Public Accountants' (AICPA) Statement of Position 91-1, Software Revenue Recognition.

     Property and Equipment:

     Property and equipment is carried at cost. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The cost of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation, are eliminated from the accounts, and any resulting gain or loss is included in operations.

     Depreciation is provided using the straight-line method based on the useful lives of the assets, which have been estimated to be five years.

     Income Taxes:

     On January 1, 1995, the Company elected to be treated as an S corporation pursuant to the Internal Revenue Code for federal and state income tax purposes. The income of an S corporation is taxable and distributable to the individual stockholders of a corporation without further tax consequences to the Company. However, during February 1996 the Company paid $8,190 of income taxes related to pre-S election items recognized as taxable income in 1995. As discussed further in Note B, the Company ceased to be an S corporation in May 1997.

                           TG MARKETING SYSTEMS, INC.
                   NOTES TO FINANCIAL STATEMENTS [CONTINUED]
                               DECEMBER 31, 1996
                         AND MARCH 31, 1997 [UNAUDITED]

A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  [Continued]

     Income Taxes:  [Continued]

     A pro forma provision for income taxes has been presented which represents income taxes which would have been provided had the Company operated as a C Corporation.

     Interim Financial Statements:

     The accompanying financial statements for the three month period ended March 31, 1996 and 1997 are unaudited but, in the opinion of management, reflect all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation. The results of operations for the three-month period are not necessarily indicative of the results that may be expected for the full years ending 1996 and 1997.

B.   SUBSEQUENT EVENT - MERGER AGREEMENT:

     On May 2, 1997, the stockholder of the Company effected a merger agreement with HALIS, Inc. (HALIS), whereby the Company was merged into a subsidiary of HALIS in a transaction accounted for as a purchase by HALIS. All 1,000 issued and outstanding shares were surrendered by the stockholder in consideration for 2,388,060 of HALIS' shares.

     Additionally, the merger agreement included a two year employment agreement between HALIS and the stockholder of the Company as president which provides for an annual base salary of $150,000. HALIS also executed agreements with certain Company employees which provide for the issuance of 500,000 fully-vested HALIS common stock options, exercisable at $1.50 per share for a period of ten years.

     It is the opinion of management and legal counsel that this transaction qualifies as a tax-free reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986. As a subsidiary of HALIS, a publicly traded company, the Company will no longer enjoy its status as an S corporation for income tax purposes.

C.   ACCOUNTS RECEIVABLE - RELATED PARTY:

     At December 31, 1996, the Company had advanced to the stockholder $29,176 under an informal arrangement with no written agreement, stated interest rate or repayment terms. In April 1997, this advance was satisfied by the transfer of certain personally-owned equipment at book value by the stockholder to the Company.

                           TG MARKETING SYSTEMS, INC.
                   NOTES TO FINANCIAL STATEMENTS [CONTINUED]
                               DECEMBER 31, 1996
                         AND MARCH 31, 1997 [UNAUDITED]

D.   LINES OF CREDIT:

     At December 31, 1996, the Company had drawn $34,140 under a $60,000 line of credit from a bank. Interest is payable monthly and bears a variable interest rate of prime plus 1% (an effective rate of 9.25% at December 31, 1996). Interest expense related to this facility was $604 during 1996. The line of credit is collateralized by all accounts receivable, equipment, furniture and fixtures of the company and bears the personal guarantee of the stockholder and matures September 10, 1997.

     In January 1997, the Company obtained a line of credit from a bank, which provides for borrowing of up of $60,000. This line of credit bears a variable interest rate of prime plus 1.5% (an effective rate of 9.75% upon inception), and certain, specified financial covenants. Collateral pledged for this instrument includes all assets of the Company as well as the assignment of benefits a life insurance policy of the stockholder, and the personal guarantees of the stockholder and his wife.

E.   CAPITAL LEASES PAYABLE:

     In 1996, the Company acquired equipment under two long-term leases which are capital leases. These leases expire in 1999. Amortization of the equipment purchased under these leases is reported as a component of depreciation expense. The leased property had a cost of $53,220, accumulated depreciation of $2,201, and a net book value of $51,019 as of December 31, 1996.

     The future minimum leases payments under the capital lease for each of the next three years and in total and the net present value of the future minimum lease payments at December 31, 1996 are as follows:


        1997                                              $ 24,391
        1998                                                18,872
        1999                                                13,326
                                                          --------
                                                            56,589

        Less amount representing interest                  [10,484]
                                                          --------
        Present value of net minimum lease payments         46,105

        Current portion of capital lease obligation        [18,019]
                                                          --------
        Long-term capital lease net of current portion    $ 28,086
                                                          ========

F.   OPERATING LEASE COMMITMENTS:

     During 1996, the Company leased office space and an automobile under operating lease agreements. Rent expense under these agreements was $34,600 in 1996.

                           TG MARKETING SYSTEMS, INC.
                   NOTES TO FINANCIAL STATEMENTS [CONTINUED]
                               DECEMBER 31, 1996
                         AND MARCH 31, 1997 [UNAUDITED]

F.   OPERATING LEASE COMMITMENTS: [Continued]

     The Company has entered into a new office lease agreement, effective March of 1997, which will commence upon the completion and loan closing of the new building, expected in June 1997. The lessor is the Company's stockholder, who is the owner of the buildings. The old lease will be canceled upon inception of the new lease. The annual future minimum lease commitments under the new building lease and the automobile lease are as follows:

                  December 31,
                  ------------

                  1997                           $ 58,800
                  1998                             77,000
                  1999                             72,000
                  2000                             36,000
                                                 --------
                  Total                          $243,800
                                                 ========

     Rent paid to the stockholder was $33,600 during 1996.

G.   ECONOMIC DEPENDENCY - MAJOR CUSTOMERS:

     A major customer is defined as one from whom ten percent or greater of annual revenues is derived. During 1996, the Company had four such customers. Individually, revenues from G. E. Capital, Inc. were $195,577 (26%), from National Linen Services, Inc. were $141,064 (19%), from Wachovia, Inc. were $93,992 (13%), and $83,536 from HBOC Corporation were (11%) with related trade accounts receivable of $5,416, $42,283, $24,979, and $2,188, respectively, at December 31, 1996.

     The Company does not have a secured interest in any customer accounts receivable; however, it does have legal recourse for defaulted accounts.

                                 HALIS, INC.
                        UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED FINANCIAL STATEMENTS
                    MARCH 31, 1997 AND DECEMBER 31, 1996





The following Unaudited Pro Forma Condensed Consolidated Balance Sheet of HALIS, Inc. gives effect to the following transaction as if it occurred on March 31, 1997: the acquisition of 100% of the capital stock of TG Marketing Systems, Inc. (TGM) by HALIS, Inc. and Subsidiaries (HALIS) accounted for as a purchase. All 1,000 issued and outstanding shares of TGM were surrendered by the stockholder in consideration for 2,388,060 of HALIS' shares. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for HALIS for the year ended December 31, 1996 and for the three month period ended March 31, 1997 give retroactive effect to the acquisition of TGM as if it had occurred January 1, 1996. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to be indicative of the actual financial position or the results of operations of HALIS had the acquisition been completed, and should be read in conjunction with the unaudited financial statements of TGM and the related notes thereto.

                                 HALIS, INC.
          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               MARCH 31, 1997



                                                                             ASSETS

                                                HALIS, Inc.
                                                  and             TG Marketing
                                              Subsidiaries        Systems, Inc.       Adjustments             Pro Forma
                                              ------------         ------------       -----------            -----------
Current assets                                $  751,198           $262,032        [a]   $[  37,944]        $   975,286

Property and equipment                           303,974            113,459        [a]       37,944             455,377

Other assets                                     632,780              2,081                   -                 634,861

Capitalized software development
     costs                                     1,794,902              -            [b]    2,000,000           3,794,902

Goodwill                                       4,163,788              -            [b]      230,495           4,394,283
                                              ----------            -------              ----------         -----------

Total assets                                  $7,646,642           $377,572              $2,230,495         $10,254,709
                                              ==========            =======              ==========         ===========

                                                        LIABILITIES AND STOCKHOLDERS' DEFICIT

                                             HALIS, Inc.
                                                and             TG Marketing
                                            Subsidiaries        Systems, Inc.          Adjustments          Pro Forma
                                            ------------        -------------        --------------       -------------
Current liabilities                         $  4,462,310          $  29,249             $    -            $   4,491,559
Long-term debt                                    75,551             23,594                  -                   99,145
Convertible promissory notes                       -                  -                      -                     -
                                            ------------          ---------             -----------       -------------

     Total liabilities                         4,537,861             52,843                  -                4,590,704
                                            ------------          ---------             -----------       -------------

Stockholders' equity

Stockholders' equity                               -                324,729  [c]           [324,729]             -
Common stock, par value $.01                     299,415              -      [b]             23,881             323,296
Additional paid-in capital                    18,645,667              -      [b]          2,206,614          21,177,010
                                                                             [c]            324,729

Stock subscription receivable                [   681,122]             -                       -           [     681,122]
Accumulated deficit                          [15,148,429]             -                       -           [  15,148,429]
     Less:  Treasury stock at cost           [     6,750]             -                       -           [       6,750]
                                            ------------          ---------             -----------       -------------

Total stockholders' equity                     3,108,781            324,729               2,230,495           5,664,005
                                            ------------          ---------             -----------       -------------

Total liabilities and stock-
     holders' equity                        $  7,646,642          $ 377,572             $ 2,230,495       $  10,254,709
                                            ============          =========             ===========       =============

Common stock issued and
     outstanding (c)                          29,941,551                                  2,388,060          32,329,611
                                            ============                                ===========       =============

  See notes to unaudited pro forma condensed consolidated financial statements.

                                 HALIS, INC.
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996



                                              HALIS, Inc.
                                                and             TG Marketing
                                            Subsidiaries        Systems, Inc.         Adjustments             Pro Forma
                                          ---------------     ---------------       --------------          -------------
Systems sales and other
     revenues                             $   7,793,944       $    817,020      [d]$ [     21,536]          $   8,589,428
                                          -------------       ------------         --------------           -------------

Costs and expenses
     Cost of sales and revenues               3,805,295            402,600      [d]  [     21,536]              4,186,359
     Research and development                 1,829,002               -                     -                   1,829,002
     Selling, general, and
         administrative                       5,893,089            292,358      [e]       446,099               6,778,035
                                          -------------       ------------
                                                                                [f]         7,589
                                                                                [g]       100,500
                                             11,527,386            694,958      [g]        38,400
                                          -------------       ------------         --------------           -------------
                                                                                          571,052              12,793,396

Operating income [loss]                   [   3,733,442]           122,062           [    592,588]          [   4,203,968]
                                          -------------       ------------         --------------           -------------

Other income [expense]

     Loss on asset disposal               [      85,696]             -                      -               [      85,696]
     Rental income                               27,600              -                      -                      27,600
     Interest expense                     [      90,512]        [    4,092]                 -               [      94,604]
     Interest income                             29,468               -                     -                      29,468
     Other income [expense]                      63,483              5,551                  -                      69,034
     Other expenses                       [     378,588]              -                     -               [     378,588]
                                          -------------       ------------          -------------           -------------

                                          [     434,245]             1,459                  -               [     432,786]
                                          -------------       ------------         -------------

     Net income [loss]                   $[   4,167,687]      $    123,521         $ [    592,588]          [   4,636,754]
                                          =============       ============         ==============           =============

Net loss per share                        [         .22]           -                 [        .25]          [         .21]
                                          =============       ============         ==============           =============
Weighed average shares
     outstanding                             19,378,824            -                    2,388,060              21,766,884
                                          =============       ============         ==============           =============

  See notes to unaudited pro forma condensed consolidated financial statements.

                                 HALIS, INC.
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1997


                                                       HALIS, Inc.
                                                          and                TG Marketing
                                                      Subsidiaries          Systems, Inc.        Adjustments          Pro Forma
                                                     -------------          -------------      --------------      -------------
Systems sales and other
     revenues                                        $   1,320,353          $     394,342  [d] $[       5,494]     $   1,709,201
                                                     -------------          -------------      --------------       ------------

Costs and expenses
     Cost of sales and revenues                            431,085                148,244  [d]  [       5,494]           573,835
     Research and development                              284,674                   -                    -              284,674
     Selling, general, and administrative                1,486,291                107,105  [e]        111,525          1,741,543
                                                     -------------          -------------                           ------------
                                                                                           [f]          1,897
                                                                                           [g]         25,125
                                                                                           [g]          9,600
                                                                                               --------------
                                                         2,202,050                255,349             142,653          2,600,052
                                                     -------------          -------------      --------------       ------------

Operating loss                                       [     881,697]               138,993       [     148,147]      [    890,851]
                                                     -------------          -------------      --------------       ------------


Other income [expense]

     Gain on asset disposal                                  8,678               -                      -                  8,678
     Interest expense                                [      38,379]          [      2,666]              -           [     41,045]
     Interest income                                         8,334               -                      -                  8,334
     Other income                                            8,668               -                      -                  8,668
     Merger costs                                    [      13,904]              -                      -           [     13,904]
                                                     -------------          -------------      --------------       ------------

                                                     [      26,603]          [      2,666]              -           [     29,269]
                                                     -------------          -------------      --------------       ------------


     Net income [loss]                              $[     908,300]         $     136,327      $[     148,147]     $[    920,120]
                                                     =============          =============      ==============       ============


Net loss per share                                   [         .03]              -              [         .06]      [        .03]
                                                     =============                             ==============       ============


Weighed average shares outstanding                      27,744,693               -                  2,388,060         30,132,753
                                                     =============                             ==============       ============


  See notes to unaudited pro forma condensed consolidated financial statements.

                                 HALIS, INC.
                  NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                        PRO FORMA FINANCIAL STATEMENTS

Balance Sheet - March 31, 1997:

[a] To reflect the repayment of advances to the former stockholder of TGM by TGM, by the transfer of certain personally-owned equipment at book value by the former stockholder to the Company.

[b] To record the issuance by HALIS of 2,388,060 shares of common stock to the stockholder of TGM, in exchange for 100% of the outstanding stock of TGM in a transaction to be accounted for as a purchase by HALIS.

     Management estimates the value of the 2,388,060 shares to be $1.07 per share. Management has allocated the purchase price to the assets and liabilities acquired based upon their relative fair values. This transaction generated goodwill of $230,495 which will be amortized on a straight-line basis over a five year life. Additionally, management has attributed $2 million of the purchase price to software previously developed by TGM under fee-for-service arrangements. The value of such software will be capitalized and amortized on a straight-line basis over a five year life.

     Management continues to study the allocation of the purchase prices; upon completion of such study, the allocation may change.

[c]  To eliminate the equity of TGM in consolidation.

Statement of Operations:

The operations of HALIS as of December 31, 1996 include the pro forma effect of the acquisitions of The Compass Group, Inc., Software Manufacturing Group, Inc. and the combined entity of American Benefit Administrative Services, Inc. and Third Party Administrators, Inc., all of which occurred in January 1997.

For the year ended December 31, 1996:

[d] To reflect the elimination of actual revenues and related costs for sales occurring between HALIS and TGM.

[e] To reflect one year of amortization of capitalized software development costs and goodwill generated in TGM acquisition.

[f] To reflect one year of depreciation related to equipment transferred by the former stockholder of TGM to the Company.

[g] To reflect incremental compensation and rent expense related to an employment agreement and a lease entered into with the former stockholder of TGM in the amounts of $100,500 and $38,400, respectively.

                                  HALIS, INC.
             NOTES TO UNAUDITED CONDENSED CONSOLIDATED [CONTINUED]
                         PRO FORMA FINANCIAL STATEMENTS


Statement of Operations [Continued]:

For the three months ended March 31, 1997:

[d] To reflect the elimination of actual revenues and related costs for sales occurring between HALIS and TGM.

[e] To reflect three months of amortization of capitalized software development costs and goodwill generated in the TGM acquisition.

[f] To reflect three months of depreciation related to equipment transferred by the former stockholder of TGM to the Company.

[g] To reflect three months of incremental compensation and rent expense related to an employment agreement and lease entered into with the former stockholder of TGM in the amounts of $25,125 and $9,600, respectively.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HALIS, INC.



                              By:         /s/ Larry Fisher
                                 ---------------------------------------------
                                 Larry Fisher, Executive Vice President, Chief Administrative Officer and Secretary



Dated:   July 16, 1997
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